Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Post Effective Amendment No. 1 to the Registration Statement (No. 333-192501) on Form S-8 of Tiptree Financial Inc. of our report dated March 17, 2015, relating to the consolidated financial statements of Fortegra Financial Corporation as of and for the year ended December 31, 2013, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Jacksonville, Florida
November 2, 2016